                                                                     EXHIBIT 3.1


                         CERTIFICATE OF AMENDMENT OF
                       CERTIFICATE OF INCORPORATION OF
                             WALNUT CAPITAL CORP.


It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is Walnut Capital Corp.

     2. The Certificate of Incorporation of the corporation is hereby amended by striking out Article Tenth thereof and by substituting in lieu of said Article the following new Article Tenth.

     "TENTH: (a) To the extent permitted by the Investment Company Act of 1940, as amended, and any valid rule, regulation or order of the Securities and Exchange Commission thereunder, in each case as now or hereafter in force (the "1940 Act"), the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed so the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
The termination of any action, suit or proceeding by judgment, order, settlement, conviction or pleas of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) To the extent permitted by the 1940 Act, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit. If he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

     (c) Without limiting the generality of the provisions of paragraphs (a) and (b) of this Article, to the extent that any person referred to therein has been successful on the merits otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under paragraphs (a) and (b) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made in accordance with the by-laws of the corporation and is permitted by the 1940 Act.

     (e) To the extent permitted by the 1940 Act, expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately by determined that he is entitled to be indemnified by the corporation.

     (f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking Indemnification may be entitled under any statute, by-law, agreement, vote of stockholders of disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) To the extent permitted by the 1940 Act, the corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

     3. This amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware, as the same now exists or may be hereafter amended.

Dated as of the 8th day of October, 1997.


                                    /s/ Joel S. Kanter
                                    Joel S. Kanter, President of the Corporation

                         CERTIFICATE OF AMENDMENT OF
                       CERTIFICATE OF INCORPORATION OF
                             WALNUT CAPITAL CORP.

Walnut Capital Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY AS FOLLOWS:

     1.   That the name of the corporation is:

               Walnut Capital Corp.

     2. The Certificate of Incorporation of the Corporation, as amended, is hereby further amended by deleting Article FIFTH thereof in its entirety and substituting the following in its place and stead:

               FIFTH: The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares, all of which shall be designated common stock and are to have a par value of $0.01 per share ("Common Stock").

     3. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Walnut Capital Corp. has caused this Certificate of Amendment to be signed by Joel S. Kanter, its President and attested by Michael Alan Faber, its Secretary this 5th day of January, 1996.

                                        Walnut Capital Corp.

                                        By: /s/ Joel S. Kanter
                                        Joel S. Kanter, President

ATTEST:

By: /s/ Michael Alan Faber
Michael Alan Faber, Secretary

                          ARTICLES OF INCORPORATION
                                      OF
                             WALNUT CAPITAL CORP.

     The undersigned, for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of Delaware, does hereby certify as follows:

     FIRST:  The name of the Corporation is: WALNUT CAPITAL CORP.

     SECOND: The Registered Office of the corporation is to be located at 306 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of it Registered Agent at that address is the United States Corporation Company.

     THIRD: As used in these Articles of Incorporation, the term "Act" means the Small Business Investment Act of 1958, as amended.

     FOURTH: This corporation is organized and chartered solely for the purpose of operating under the Small Business Investment Act of 1958, as amended, and will operate in the manner and shall have the powers, responsibilities, and be subject to the limitations provided by said Act and the regulations issued by the Small Business Administration thereunder.

     Said powers and authority shall include, but shall not be limited to, the following:

     (a)  To operate under the name set forth in ARTICLE I above;

     (b) To borrow money and issue its debenture bonds, promissory notes, or other obligations under such general conditions and subject to such limitations and regulations as the Small Business Administration may prescribe;

     (c) To provide equity capital to small business concerns (as defined by the Small Business Administration) under conditions authorized by section 304 of the Act and pertinent sections of the Regulations, with the right to sell or dispose of securities so acquired in such manner and under such terms and conditions as the Licensee shall determine;

     (d) To make long-term loans (as defined by the Small Business Administration) to small business concerns (as defined by the Small Business Administration) for the purposes and in the manner and subject to the conditions described in section 305 of the Act; with the right to sell or dispose of such loans in such manner and under such terms and conditions as the Company shall determine;

     (e) To acquire and make commitments for obligations and securities of a single enterprise only within the limitations established by section 306 of the Act, unless such limitations are waived by the Small Business Administration;

     (f) To undertake its operations in cooperation with banks or other financial institutions, as contemplated under section 308(a) of the Act;

     (g) To provide consulting and advisory services to small business concerns on a fee basis;

     (h) To invest funds not reasonably needed for its current operations only in direct obligations of, or obligations guaranteed as to principal and interest by, the United States Government;

     (i) To conduct its operations in accordance with and subject to regulations prescribed by the Small Business Administration;

     (j) To submit to pay for examinations made by direction of the Small Business Administration by examiners selected, employed, or approved by the Small Business Administration;

     (k) To make reports to the Small Business Administration at such times and in such form as the Small Business Administration may require;

     (l) To conduct its operations under the Act in the State of New York; without limitation, however, as to the residence, domicile, or place of business of parties with which it transacts its business or otherwise deals in accordance with regulations issued by Small Business Administration;

     (m) To regulate its business and conduct its affairs in a manner not inconsistent with the Act and regulations prescribed by the Small Business Administration thereunder;

     (n)  To adopt and use a corporate seal;

     (o) To have unlimited succession, subject to dissolution in accordance with the laws of the State of Delaware and subject to forfeiture of its License from the Small Business Administration for violation of law or of regulation issued under the Act;

     (p)  To make contracts;

     (q) To sue and be sued, complain, and defend in any court of law or equity;

     (r) By its Board of Directors, to appoint such officers and employees as may be deemed proper, define their authority and duties, fix their compensation, require bonds of such them as it deems advisable and fix the penalty thereof, dismiss. such officers or employees, or any thereof, at pleasure, and appoint others to fill their places;

     (s) To adopt by-laws regulating the manner in which its stock shall be transferred, its officers and employees appointed, its property transferred, and the privileges granted to it by law exercised and enjoyed;

     (t) To maintain its principal office in the City of New York County of New York, and State of New York and to establish branch offices or agencies with its operating territory, subject to the approval of the Small Business Administration;

     (u) To acquire, hold, operate, and dispose of any property (real, personal or mixed) whenever necessary or appropriate to the carrying out of its lawful functions;

     (v) To exercise such Incidental powers as may reasonably be necessary to carry out the business for which the corporation is established.

     FIFTH: The total number of shares of stock which the corporation shall have authority to issue is five thousand (5,000) comprised of shares of the following classes:

     (a) one thousand (1,000) shares of One Dollar ($1.00) par value Class A preferred stock;

     (b) one thousand (1,000) shares of Ten Cent ($.10) par value Class B preferred stock; and

     (c) three thousand (3,000) shares of Ten Cent ($.10) par value common stock.

     The shares of Class B preferred stock may be issued as a class without series, or if so determined from time to time by the Board of Directors, either in whole or in part in one or more series, each series to be appropriately designated by a distinguishing number, letter or title, prior to the issue of any shares thereof. Whenever the term "shares of Class B preferred stock" is used in this Article FIFTH, it shall be deemed to mean and include shares of Class B preferred stock issued as a class without series or one or more series thereof, or both, unless the context shall otherwise require.

     There is hereby expressly granted to the Board of Directors of the corporation authority to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, the rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Class B preferred stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series; provided, however, that no share of Class B preferred stock may have any greater voting rights than one
(1) share of common stock hereunder and provided, further, that the Board of Directors of the corporation may not fix any other power, preference, right, qualification, limitation or restrict/on of any wholly unissued series of shares of Class B preferred stock that may conflict with any other provision specifically contained in this Article FIFTH.

     The designations and the powers, preferences and rights, and the qualifications, limitations and restrictions of shares of Class A preferred stock and shares of common stock are as follows:

     1. Voting. The holders of shares of Class A preferred stock and shares of common stock shall vote as a single class, except when otherwise required by law, and each holder of shares of Class A preferred stock or common stock shall be entitled to cast one vote at every meeting of stockholders for each share of Class A preferred stock or common stock so held. Cumulative voting for the election of directors shall not be permitted.

     2. Dividends. Each holder of shares of Class A preferred stock shall be entitled to receive in each fiscal year of the corporation when, as and if declared by the Board of Directors of the corporation, preferential dividends out of any assets of the corporation available for dividends pursuant to the laws of the State of Delaware, either of cash or property, at a rate equal to $105.00 per share per annum. Each holder of shares of Class A preferred stock shall be entitled to receive the dividend stated above and no more, payable annually, semi-annually, or quarterly on such dates as may be determined, declared and deemed payable by the Board of Directors in its discretion. Dividends on each share of preferred stock shall not cumulate from year to year.

     As long as any shares of Class A preferred stock are outstanding, if at any time all dividends on the Class A preferred stock for all prior dividend periods shall not have been paid, or if the full dividends on the Class A preferred stock for the then current dividend period shall not have been paid or declared and a sum sufficient for the payment thereof set apart, whether or not there shall be assets of the corporation available for the payment of such dividends under the laws of the State of Delaware, then: (i) no dividends shall be declared of paid or any other distribution ordered or made upon the Class B preferred stock or common stock; and (ii) no shares of Class B preferred stock or common stock of the corporation shall be purchased or acquired by the corporation of any subsidiary of the corporation.

     3.   Liquidation, Etc.

     (a) Holders of outstanding shares of Class A preferred stock shall be entitled, before any assets of the corporation shall be distributed among or paid to the holders of shares of Class B preferred stock or common stock to receive cash or property equal in fair market value to $1,000 for each share of Class A preferred stock then held by each such holder in the event of any voluntary or involuntary liquidation, dissolution or winding-up. After the aforesaid payments to the holders of Class A preferred stock, the remaining assets of the corporation shall be distributed among the holders of shares of Class B preferred stock and common stock, according to the number of outstanding shares of each such class and the relative powers, preferences, rights, qualifications, limitations or restrictions on such shares of Class B preferred stock and common stock. If, upon such liquidation, dissolution or winding-up, the assets of the corporation distributable among the holders of shares of Class A preferred stock shall be insufficient to permit the payment to them of the entire amount to which they are entitled, the entire assets of the corporation shall be distributed ratably among the holders of the shares of the Class A preferred stock.

     (b) In the event of any merger or consolidation of the corporation in which the corporation shall not be the surviving entity or in the event of any recapitalization or reorganization of the corporation, any such transaction shall be structured so that the fair market value of the consideration receivable in such transaction by or allocable to the holders of the Class A preferred stock shall be equal to and shall not exceed the liquidation preference of the preferred stock determined in accordance with paragraph (a) of this paragraph 3.

     4. Redemption. At the option of the Board of Directors, all or any part of the shares of Class A preferred stock held by any stockholder or stockholders may be redeemed at any time. In case less than all of the outstanding shares of Class A preferred stock are to be redeemed, the Board of Directors shall determine the number of shares to be redeemed and the holder or holders whose shares are to be redeemed. Notice of such redemption shall be mailed to such holder or holders at their respective addresses as they shall appear on the books of the corporation at least thirty (30) days prior to the date fixed for redemption in such notice. The redemption price payable by the corporation shall be $1,020 per share plus any and all declared but unpaid dividends on the data of such redemption and such redemption price shall be paid by the corporation to such holder or holders on the redemption date set forth in the notice or redemption. From and after the date fixed in any such notice as the date for redemption no further dividends shall be declared or paid on the shares so called for redemption and all rights of the holder or holders thereof as stockholders of the corporation shall cease and terminate, except their right to receive the amount payable on such redemption, unless the corporation shall fail to pay the redemption price on the date fixed for redemption. The corporation may, at any time, purchase for retirement from one or more holders thereof as determined by the Board of Directors or the corporation any or all of the shares of outstanding Class A preferred stock at a price not to exceed the redemption price stated above. All shares redeemed or purchased may be either cancelled and retired or held by the corporation as treasury shares.

     5. Preemptive Shares. No stockholder of this corporation shall by reason of his holding shares of any class have any preemptive or preferential rights to purchase or subscribe to any shares of any class of the corporation's stock, whether now or hereafter authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class of the corporation's stock now or hereafter authorized, whether or not the issuance of any such shares, notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholders.

     SIXTH: The original bylaws of the corporation may be adopted by the sole incorporator named herein, or by the initial directors of the corporation. Thereafter, In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors and/or the stockholders of the corporation are expressly empowered to make, alter, amend or repeal bylaws in the manner to be determined by the terms of the by-laws of the corporation then in existence, subject to the limitations provided by the Act and the regulations issued by the Small Business Administration thereunder

     SEVENTH: The name and mailing address of the sole incorporator is

                    Charles H. Winkler
                    10 South LaSalle Street, Suite 800
                    Chicago, Illinois 60603

     EIGHTH:  The corporation shall have perpetual existence

     NINTH:   No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participants in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes as counted for such purposes, if;

     (a) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

     (b) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or

     (c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

     Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     TENTH:   (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed so the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or pleas of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

     (c) Without limiting the generality of the provisions of paragraphs (a) and (b) of this Article, to the extent that any person referred to therein has been successful on the merits otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under paragraphs (a) and (b) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum (as defined in the by-laws of the corporation) consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.

     (f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking Indemnification may be entitled under any statute, by-law, agreement, vote of stockholders of disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

     IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware does hereby make this certificate, declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this _____ day of _______________, 1980.


                                            /s/ Charles H. Winkler
                                            Charles H. Winkler